Exhibit 23.1
                       Consent of Independent Accountants

We hereby consent to the incorporation in the prospectus constituting part of this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 of our report at December 31, 1997 and 1998 and for the years ended December 31, 1996, 1997 and 1998. We also consent to the reference to us under the heading "Experts."


TABB, CONIGLIARO & MCGANN
New York, NY
September 8, 1999